UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2024

Hongchang International Co., Ltd

(Exact name of registrant as specified in its charter)

Nevada	000-26731	87-0627910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Block 20, Hongchang Food Co., Ltd.,

Yuanhong Investment Zone, Donggao Village, Chengtou Town,

Fuqing City, Fuzhou City, Fujian Province,

350300, China

(Address of principal executive offices)

(86) 180 5901 6050

(Registrant’s telephone number, including area code)

Not applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 8, 2024, Ms. Wendy Li resigned as the Chief Financial Officer of Hongchang International Co., Ltd (the “Company”), due to personal reasons. Ms. Li’s resignation was not related to disagreements on any matter relating to the Company’s operations, policies or practices.

Effective May 8, 2024, Mr. Zengqiang Lin was appointed as the Chief Financial Officer of the Company, in addition to his appointments as the Chief Executive Officer and Director of the Company. Mr. Lin has been our director since February 17, 2023, and was appointed as our Chief Executive Officer and President on August 21, 2023.

Effective May 8, 2024, Mr. Xingjia Gao resigned as a Director from the Board of the Company, due to personal reasons. Mr. Gao’s resignation was not related to disagreements on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hongchang International Co., Ltd

Dated: May 8, 2024	By:	/s/ Zengqiang Lin
Zengqiang Lin
Director and Chief Executive Officer

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